SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GLOBAL TUBING, LLC This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Global Tubing, LLC (the “Company”), effective as of October 2, 2017 (the “Effective Date”), is entered into by Forum Global Tubing LLC, as the sole member of the Company (the “Member”). WHEREAS, the Company was formed as a limited liability company on April 23, 2007 by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”); WHEREAS, the Company entered into that certain Operating Agreement of the Company dated as of April 30, 2007, and that certain Amended and Restated Limited Liability Company Agreement of the Company dated July 1, 2013; WHEREAS, in connection with the closing of that certain Purchase and Sale Agreement by and among Q-GT (V) Investment Partners, LLC, Forum Energy Technologies, Inc. and solely for purposes of Section 6.3, 6.10, 6.11, and 6.12 therein, the Company and those other certain purchase and sale agreements involving the sale of Company equity by management, the Member became the sole member of the Company; and WHEREAS, the Member agrees that the membership in and management of the Company shall be governed by the terms set forth herein. NOW, THEREFORE, the Member agrees as follows: 1. Name. The name of the Company is Global Tubing, LLC. 2. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental thereto. 3. Principal Office; Registered Agent. (a) Principal Office. The location of the principal office of the Company is 501 County Road 493, Dayton, Texas 77535, or such other location as the Board of Directors may from time to time designate. (b) Registered Agent. The registered agent of the Company for service of process in the State of Delaware and the registered office of the Company in the State of 1 36289245

Delaware shall be that person and location reflected in the Certificate of Formation. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Board of Directors shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law. 4. Members. (a) Member. The Member owns 100% of the membership interests in the Company. The name and the business, residence or mailing address of the Member are as follows: Name Address Forum Global Tubing LLC 920 Memorial City Way, Suite 1000 Houston, Texas 77024 (b) Additional Members. One or more additional members may be admitted to the Company with the consent of the Board of Directors. Prior to the admission of any such additional members to the Company, the Board of Directors shall amend this Agreement to make such changes as the Board of Directors shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as necessary. (c) Membership Interests; Certificates. The Company will not issue any certificates to evidence ownership of the membership interests. 5. Management. (a) Authority; Powers and Duties of the Member. The Member shall have the power to exercise any and all rights or powers granted to it pursuant to the express terms of this Agreement and the Act. Except as otherwise specifically provided by this Agreement or required by the Act, the Member, in its capacity as a Member, shall have no power to act for or on behalf of, or to bind, the Company. (b) Manager (Director) Managed Company. The Company shall be managed by “managers” (as such term is used in the Act) according to the remaining provisions of this Section 5 and the other relevant provisions of this Agreement. The “managers” are referred to as “Directors” throughout this Agreement. The business and affairs of the Company shall be managed by the Board of Directors of the Company in accordance with this Agreement. Directors need not be a Member of the Company. (c) Number and Designation of Directors. The Board of Directors initially shall be composed of two Directors who shall be Bryan Suprenant and T. Kipp Schmitt. (d) Voting and Action. Except as expressly otherwise provided in this Agreement, all actions and decisions of the Board of Directors shall be made by a majority of the total number of Directors. 2 36289245

(e) Resignation and Removal. Any Director may resign at any time and shall be deemed removed upon the death or permanent disability of such Director. Each Director may be removed and replaced at any time, with or without cause, by the Member. (f) Vacancies. Any resulting vacancies on the Board of Directors shall be filled within 30 days following the event that created such vacancy. Any vacancy shall be filled by the Member. Subject to Section(d), if the vacancy has not been filled within the designated time period, any vote, consent or decision made during such time may be made without participation of a vacant Director. (g) Powers of Directors. Subject to all limitations in this Agreement, the Board of Directors shall have the power and authority to manage and control the Company and to do all things it deems necessary, convenient, or advisable in connection with the management of the Company. (h) Election of Officers; Delegation of Authority. The Board of Directors may, from time to time, designate one or more officers with such titles as may be designated by the Board of Directors to act in the name of the Company with such authority as may be delegated to such officers by the Board of Directors (each such designated person, an “Officer”). Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Board of Directors. Any action taken by an Officer designated by the Board of Directors pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument designating such officer and the authority delegated to him or her. i. Without limiting the forgoing provisions of this Section 5, the following individuals shall be designated Officers with the title appearing next to their names: Officer Title Neal Lux President James L. McCulloch Executive Vice President and Secretary Bryan Suprenant Senior Vice President John C. Ivascu Vice President and Assistant Secretary Pablo Mercado Treasurer Denise Torgesen Assistant Treasurer 3 36289245

6. Liability of Member and Directors. Except as otherwise required in the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member and Directors shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or a Director, as applicable, or participating in the management of the Company. 7. Indemnification. (a) Except as limited by applicable law and subject to the provisions of this Section 6, each Member, Director, and Officer of the Company (each an “Indemnitee”) shall be entitled to be indemnified and held harmless against any and all losses, liabilities, and reasonable expenses, including attorneys’ fees, arising from proceedings in which such Indemnitee may be involved, as a party or otherwise, by reason of its being a Member, Director, or Officer of the Company, or by reason of its involvement in the management of the affairs of the Company, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred; provided, however, that no Indemnitee shall be indemnified under this Section 6 if there has been a final and non- appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing implied by the Act (or in the case of an Officer, such Officer’s actions constituted a violation of Section 145 of the General Corporation Law of the State of Delaware if the Company were organized as a corporation under the laws of the State of Delaware and the Member was its stockholder). The rights of indemnification provided in this Section 6 shall be in addition to any rights to which an Indemnitee may otherwise be entitled by contract or as a matter of law and shall extend to such Indemnitee’s successors and assigns. In particular, and without limitation of the foregoing, an Indemnitee shall be entitled to indemnification by the Company against reasonable expenses (as incurred), including attorneys’ fees, incurred by the Indemnitee in connection with the defense of any action to which the Indemnitee may be made a party (without regard to the success of such defense), to the fullest extent permitted under the provisions of the Act or any other applicable statute. (b) Except as limited by applicable law, expenses incurred by an Indemnitee in defending any proceeding, including a proceeding by or in the right of the Company (except a proceeding by or in the right of the Company against such Indemnitee), shall be paid by the Company in advance of the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if such Indemnitee is determined pursuant to this Section 6 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured and shall be accepted without regard to the financial ability of the Indemnitee to make repayment. (c) The indemnification provided by this Section 6 shall inure to the benefit of the heirs and personal representatives of each Indemnitee. 4 36289245

(d) No amendment or repeal of the provisions of this Section 6 which adversely affects the rights of any Indemnitee under this Section 6 with respect to the acts or omissions of such Indemnitee at any time prior to such amendment or repeal shall apply to such Indemnitee without the written consent of such Indemnitee. (e) Any indemnification pursuant to this Section 6 shall be made only out of the assets of the Company and shall in no event cause the Member to incur any personal liability nor shall it result in any liability of the Member to any third party. (f) To the maximum extent permitted by applicable law, the Member will not, in its capacity as a member, nor any of its affiliates, nor any of their respective employees, agents, directors, managers, and officer, nor any Director be liable to the Company or any other person for losses sustained or liabilities incurred as a result of any act or omission including any breach of a duty (fiduciary or otherwise), that such person may have taken or omitted with respect to the Company or such other person, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, such person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. THE MEMBER RECOGNIZES THAT SUCH EXCULPATION FROM LIABILITY RELATES TO ACTS OR OMISSIONS THAT MAY GIVE RISE TO ORDINARY, CONCURRENT, OR COMPARATIVE NEGLIGENCE. Notwithstanding anything in this Agreement to the contrary, nothing in Section 5(h)i or Section 6 shall limit or waive any claims against, actions, rights to sue, other remedies, or other recourse the Company, the Member, or any other person may have against the Member, any Director, or any Officer for a breach of contract claim relating to any binding agreement. (g) The Member, in its capacity as the Member, each of its Affiliates, and each of their respective employees, agents, directors, managers, and officers, and each Director shall be fully protected in relying good faith, and shall incur no liability in acting or refraining from acting, upon the records of the Company and upon such resolutions, certificates, instruments, information, opinions, reports, statements, notices, requests, consents, orders, bonds, debentures, signatures, or writings reasonably believed by it to be genuine and presented to the Company, and may rely on a certificate signed by an officer, agent, or representative, of, any person as to matters it reasonably believes are within the professional or expert competence of such person and who has been selected with reasonable care by or on behalf of the Company, including such documents, certificates, information, opinions, reports, or statements as to the value and amount of the assets, liabilities, income, loss or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid, in each case, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such person acted in bad faith. (h) The Company hereby acknowledges that an Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Member or its affiliates (collectively, the “Other Indemnitees”). The Company hereby 5 36289245 agrees and acknowledges (i) that it is the indemnitor of first resort (i.e., its obligations to any Indemnitee hereunder are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnitee are secondary to the Company), (ii) that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnitee), without regard to any rights such Indemnitee may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes, and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof, the Company further agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of an Indemnitee against the Company. The Other Indemnitors are express third party beneficiaries of the terms of this Section 6. (i) Unless there is a specific finding such person’s actions constituted a bad faith violation of such person’s implied covenant of good faith and fair dealing (or in the case of an Officer, such Officer’s actions constituted a violation of Section 145 of the General Corporation Law of the State of Delaware if the Company were organized as a corporation under the laws of the State of Delaware and the Member was its stockholder), or in any such case where any such finding is an essential element of a judgment or order, the termination of any action, suit or proceeding by judgment, order of settlement, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption for the purposes of this Agreement as to whether such person committed a bad faith violation of any such implied covenant of good faith and fair dealing (or, in the case of an Officer, as to whether such Officer committed a violation of Section 145 of the General Corporation law of the State of Delaware). 8. Initial Capital Contributions. The Member hereby agrees to contribute to the Company such cash, property or services as determined by the Member. 9. Tax Status; Income and Deductions. (a) Tax Status. As long as the Company has only one member, it is the intention of the Company and the Member that the Company be treated as a disregarded entity for federal and all relevant state tax purposes and neither the Company nor the Member shall take any action or make any election which is inconsistent with such tax treatment. All provisions of this Agreement are to be construed so as to preserve the Company's tax status as a disregarded entity. (b) Income and Deductions. All items of income, gain, loss, deduction and credit of the Company (including, without limitation, items not subject to federal or state 6 36289245 income tax) shall be treated for federal and all relevant state income tax purposes as items of income, gain, loss, deduction and credit of the Member. 10. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Member. 11. Dissolution; Liquidation. (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under Section 18-801 of the Act, unless the Company's existence is continued pursuant to the Act. (b) Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company. During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue. (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) thereafter, to the Member. (d) Upon the completion of the winding up of the Company, the Member shall file a Certificate of Cancellation in accordance with the Act. 12. Miscellaneous. (a) Amendments. Amendments to this Agreement may be made only with the consent of the Member. (b) Governing Law. This Agreement shall be governed by the laws of the State of Delaware. (c) Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement. Signature Page Follows. 7 36289245

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first above written. FORUM GLOBAL TUBING LLC By: ________________________ Name: James W. Harris Title: President [Signature Page to the Second Amended and Restated Limited Liability Company Agreement]